EMPLOYMENT AGREEMENT


                  This Employment Agreement is entered into as of January 13, 1998, between J. Richard George, Ph.D. ("Employee") and Epitope, Inc., an Oregon corporation (the "Company").

                  1. SERVICES.

                           1.1 EMPLOYMENT. The Company agrees to employ Employee
as Chief Scientific Officer, and Employee hereby accepts such employment, in accordance with the terms and conditions of this Agreement. Employment shall continue until terminated pursuant to the terms of this Agreement.

                           1.2 DUTIES. Employee shall have the position named in
Section 1.1 with such powers and duties appropriate to that office (a) as may be provided by the bylaws of the Company, (b) as otherwise set forth in Exhibit A attached to this Agreement, and (c) as determined from time to time by the President and Chief Executive Officer or the board of directors of the Company. Employee's position and duties may be changed from time to time during the term of this Agreement, and Employee's place of work may be relocated at the sole discretion of the President and Chief Executive Officer or the board of directors.

                           1.3 OUTSIDE  ACTIVITIES.  Employee  shall  obtain the
consent of the President and Chief Executive Officer or the board of directors before he engages, either directly or indirectly, in any other professional or business activities that may require an appreciable portion of Employee's time or effort to the detriment of the Company's business.

                           1.4  DIRECTION  OF  SERVICES.  Employee  shall at all
times discharge his duties in consultation with and under the supervision and direction of the President and Chief Executive Officer of the Company.

                  2. COMPENSATION AND EXPENSES.

                           2.1 SALARY.  As compensation  for services under this
Agreement, the Company shall pay to Employee a regular salary established by the President and Chief Executive Officer or the board of directors. Such salary may be adjusted from time to time in the discretion of the President and Chief
Executive Officer or the board of directors. Payment shall be made on a bi-weekly basis, less all amounts required by law or authorized by Employee to be withheld or deducted, at such times as shall be determined by the Company.

                           2.2  ADDITIONAL  EMPLOYEE  BENEFITS.  To  the  extent
otherwise eligible, Employee shall also be entitled to receive or participate in any additional benefits, including without limitation insurance programs, profit sharing or pension plans, and medical reimbursement plans, which may from time to time be made available by the Company to


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corporate  officers.  The Company may change or discontinue such benefits at any time in its sole discretion.

                           2.3 EXPENSES.  The Company shall  reimburse  Employee
for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company.

                           2.4 FEES. All compensation earned by Employee,  other
than pursuant to this Agreement, as a result of services performed on behalf of the Company or as a result of or arising out of any work done by Employee in any way related to the scientific or business activities of the Company shall belong to the Company. Employee shall pay or deliver such compensation to the Company promptly upon receipt. For the purposes of this provision, "compensation" shall include, but is not limited to, all professional and nonprofessional fees, lecture fees, expert testimony fees, publishing fees, royalties, and any related income, earnings, or other things of value; and "scientific or business activities of the Company" shall include, but not be limited to, any project or projects in which the Company is involved and any subject matter that is directly or indirectly researched, tested, developed, promoted, or marketed by the Company.

                  3. STOCK OPTIONS. The Company shall grant Employee an option to purchase 30,000 shares of common stock of the Company at an exercise price equal to the fair market value of the stock on the date of grant.

                  4. CONFIDENTIAL INFORMATION.

                           4.1  DEFINED.   "Confidential   Information"  is  all
nonpublic information relating to the Company or its business that is disclosed to Employee, that Employee produces, or that Employee otherwise obtains during employment. "Confidential Information" also includes information received from third parties that the Company has agreed to treat as confidential. Examples of Confidential Information are:

                           4.1.1 Marketing plans.

                           4.1.2 Customer lists.

                           4.1.3 Product design and manufacturing information.

                           4.1.4 Financial information.

                           4.2 ACCESS TO INFORMATION. Employee acknowledges that
in the course of his employment he will have access to Confidential Information, that such information is a valuable asset of the Company, and that its disclosure or unauthorized use will cause the Company substantial harm.


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                           4.3  OWNERSHIP.   Employee   acknowledges   that  all
Confidential Information shall continue to be the exclusive property of the Company (or the third party that disclosed it to the Company), whether or not prepared in whole or in part by Employee and whether or not disclosed to Employee or entrusted to his custody in connection with his employment by the Company.

                           4.4  NONDISCLOSURE  AND NONUSE.  Unless authorized or
instructed in writing by the Company, or required by legally constituted authority, Employee will not, except as required in the course of the Company's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public through no fault of Employee.

                           4.5 RETURN OF CONFIDENTIAL INFORMATION.  Upon request
by the Company during or after his employment, and without request upon termination of employment pursuant to this Agreement, Employee will deliver immediately to the Company all written or tangible materials containing Confidential Information without retaining any excerpts or copies.

                           4.6  DURATION.  The  obligations  set  forth  in this
Section 4 will continue beyond the term of employment of Employee by the Company and for so long as Employee possesses Confidential Information.

                  5. MATERIALS PREPARED AND INVENTIONS MADE DURING EMPLOYMENT. The Company shall be the exclusive owner of all materials, concepts, and inventions Employee prepares, develops, or makes (whether alone or jointly with others) within the scope of his employment, and of all related rights (including copyrights, trademarks, and patents) and proceeds. Without limitation, materials, concepts, and inventions that (a) relate to the Company's business or actual or demonstrably anticipated research or development, or (b) result from any work performed by Employee for the Company, shall be considered within the scope of Employee's employment. Employee shall promptly disclose all such materials, concepts, and inventions to the Company. Employee shall take all action reasonably requested by the Company to vest ownership of such materials, consents, and inventions in the Company and to permit the Company to obtain copyright, trademark, patent, or similar protection in its name.

                  6. TERMINATION.

                           6.1  TERMINATION  UPON DEATH.  This  Agreement  shall
terminate immediately upon Employee's death.

                           6.2  TERMINATION BY EMPLOYEE.  Employee may terminate
his employment under this Agreement by 90 days' written notice to the Company.

                           6.3 TERMINATION BY THE COMPANY FOR CAUSE. The Company
may terminate Employee's employment under this Agreement for cause at any time, with or without advance notice. "Cause" includes, but is not limited to: (a) a material breach of this Agreement by Employee; (b) Employee's refusal, failure, or inability to comply with any policies or


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standards of the Company or to perform any job duties of  Employee;  (c) any act of fraud, dishonesty, or misconduct by Employee; (d) the commission of any act in direct competition with or materially detrimental to the best interests of the Company; or (e) Employee's failure to otherwise comply with the standards of behavior that an employer has the right to expect of an employee. The Company reserves the right to determine the facts giving rise to cause for termination and whether those facts constitute cause for termination.

                           6.4  TERMINATION BY THE COMPANY  WITHOUT  CAUSE.  The
Company may terminate Employee's employment under this Agreement without cause by written notice to Employee.

                           6.5 COMPENSATION UPON TERMINATION.

                                    6.5.1 TERMINATION UNDER SECTION 6.1, 6.2, OR
6.3. In the event of a termination of Employee's employment under Section 6.1, 6.2, or 6.3, Employee's regular compensation pursuant to Section 2.1 shall be prorated and payable until the date of termination.

                                    6.5.2  TERMINATION UNDER SECTION 6.4. In the
event of a termination of Employee's employment by the Company without cause as provided in Section 6.4, Employee shall continue to be paid the salary provided in Section 2.1 for 12 months from the date of notice of such termination of employment, in the manner and at the times at which regular compensation was paid to Employee during the term of his employment under this Agreement. As a condition to receipt of the compensation described in the preceding sentence, Employee shall sign, deliver, and abide by a Separation Agreement and Release, substantially in the form attached as Exhibit B to this Agreement. The Company's obligation to pay the amounts stated in this section shall terminate if Employee either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly anywhere in the United States within one year after termination of employment (a) engages or prepares to engage in any business that competes with the Company; (b) induces or attempts to induce any person who is an employee of the Company to leave the employ of the Company; or (c) solicits, diverts, or accepts orders for products or services that are substantially competitive with the products or services sold by the Company from any customer of the Company.

                  7. REMEDIES. The respective rights and duties of the Company and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Employee acknowledges that breach of Section 4 of this Agreement will cause irreparable harm to the Company and agrees to the entry of a temporary restraining order and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of this Agreement. Such remedy shall be in addition to any other remedy available to the Company at law or in equity.

                  8.   SEVERABILITY  OF  PROVISIONS.   The  provisions  of  this
Agreement are severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to


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the maximum extent  permissible,  and the remaining  provisions of the Agreement shall continue in full force and effect.

                  9. ATTORNEY FEES. In the event a suit or action is filed to enforce Section 4 of this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at trial or on appeal.

                  10. NONWAIVER. Failure of the Company at any time to require performance of any provision of this Agreement shall not limit the right of the Company to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

                  11. ARBITRATION.

                           11.1  CLAIMS  COVERED.  All claims or  controversies,
except for those excluded by Section 11.2 ("claims"), whether or not arising out of Employee's employment (or its termination), that the Company may have against Employee or that Employee may have against the Company or against its officers, directors, employees or agents, in their capacity as such or otherwise, shall be resolved as provided in this Section 11. Claims covered by this Section 11 include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except as provided in
Section 11.2.

                           11.2  NON-COVERED  CLAIMS.   Claims  arising  out  of
Section 4 of this Agreement and workers' compensation or unemployment compensation benefits are not covered by this Section 11. Non-covered claims include but are not limited to claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Employee understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

                           11.3  REQUIRED  NOTICE OF ALL CLAIMS  AND  STATUTE OF
LIMITATIONS. Company and Employee agree that the aggrieved party must give written notice of any claim to the other party within one year of the date the aggrieved party first has knowledge of the event giving rise to the claim; otherwise the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based.


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                           11.4 HEARING OR MEDIATION.  Prior to any  arbitration
proceeding taking place pursuant to this section, Company or Employee may, at its respective option, elect to submit the claim to non-binding mediation before a mutually agreeable mediation tribunal or mediator, in which event both parties shall execute a suitable confidentiality agreement and abide by the procedures specified by the mediation tribunal or mediator.

                           11.5 ARBITRATION PROCEDURES. Any arbitration shall be
conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA"), modified to substitute for AAA actions, the United States Arbitration and Mediation Service ("USA&MS"), before an arbitrator who is licensed to practice law in the state of Oregon (the "Arbitrator"). The arbitration shall take place in or near Portland, Oregon.

                                    11.5.1  SELECTION OF ARBITRATOR.  The USA&MS
shall give each party a list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the USA&MS shall furnish an additional list or lists until an Arbitrator is selected.

                                    11.5.2  APPLICABLE LAW. The Arbitrator shall
apply the substantive law (and the law of remedies, if applicable) specified in this Agreement or federal law, or both, as applicable to the claim(s) asserted. The Oregon Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

                                    11.5.3 AUTHORITY.  The Arbitrator shall have
jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

                                    11.5.4  REPRESENTATION.  Any  party  may  be
represented by an attorney or other representative selected by the party.

                                    11.5.5 DISCOVERY.  Each party shall have the
right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The


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


subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration.

                                    11.5.6   REPORTER.   Either  party,  at  its
expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

                                    11.5.7  POST-HEARING  BRIEFS.  Either party,
upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

                           11.6 ENFORCEMENT. Either party may bring an action in
any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and Employee agree that neither shall initiate or prosecute any lawsuit (other than for a non-covered claim) in any way related to any claim covered by this Agreement. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

                           11.7 ARBITRATION FEES AND COSTS. Company and Employee
shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any, provided that the Arbitrator, in its sole discretion, may award reasonable fees to the prevailing party in a proceeding.

                  12. GENERAL TERMS AND CONDITIONS. This Agreement constitutes the entire understanding of the parties relating to the employment of Employee by the Company, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. This Agreement shall be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules thereof. This Agreement shall inure to the benefit of any successors or assigns of the Company. All captions used herein are intended solely for convenience of reference and shall in no way limit any of the provisions of this Agreement.


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                  The parties have executed this Employment  Agreement as of the date stated above.


                                        EPITOPE, INC.



/s/ J. Richard George                   By: /s/ John W. Morgan
J. Richard George, Ph.D.
                                        Title:  President and C.E.O.


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                        EXHIBIT A TO EMPLOYMENT AGREEMENT

                SPECIFIC DUTIES OF EMPLOYEE AS VICE PRESIDENT OF
                  SCIENTIFIC AFFAIRS - EPITOPE MEDICAL PRODUCTS


Responsible for Research and Development efforts and Product Development; other duties and responsibilities as assigned by the President and Chief Executive Officer.

                        EXHIBIT B TO EMPLOYMENT AGREEMENT

                        SEPARATION AGREEMENT AND RELEASE

         A. This Separation Agreement and Release ("Agreement") is made and entered into as of this ----- day of --------------, -----, by and between Company, Inc., an Oregon corporation ("Company"), and ---------------------- ("--------------") in order to provide the terms and conditions of --------------'s termination of employment, to fully and completely resolve any and all issues that -------------- may have in connection with his employment with Company or the termination of that employment, and to promote an amicable long-term relationship between Company and --------------.

         B. In consideration of the mutual promises and conditions contained herein, the parties agree as follows:

                  1. SEPARATION. -------------- has been [is currently] employed at Company as --------------. -------------- shall have no further job responsibilities at Company after --------------, and his employment shall be terminated effective as of such date.

                  2. PAYMENT TO --------------. Pursuant to the Employment Agreement entered into between the parties, Company agrees to provide additional compensation to -------------- in the amount of --------------- provided -------------- executes and does not revoke this Agreement.

                  3. RELEASE OF CLAIMS. In return for the benefits conferred by this Agreement (and described in the Employment Agreement), which -------------- acknowledges Company has no legal obligation to provide if -------------- does not enter into this Agreement, --------------, on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby releases and forever discharges Company and its past, present and future affiliates, subsidiaries, predecessors, successors and assigns, and each of their past, present and future shareholders, officers, directors, employees, agents and insurers, from any and all claims, actions, causes of action, disputes, liabilities or damages, of any kind, which may now exist or hereafter may be discovered, specifically including, but not limited to, any and all claims, disputes, actions, causes of action, liabilities or damages, arising from or relating to --------------'s employment with Company, or the termination of such employment, except for any claim for payment or performance pursuant to the terms of this Agreement. This release includes, but is not limited to, any claims that -------------- might have for reemployment or reinstatement or for additional compensation or benefits and applies to claims that he might have under either federal, state or local law dealing with employment, contract, tort, wage and hour, or civil rights matters, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, similar state laws, and any regulations under such laws. This release shall not affect any accrued rights -------------- may have under any medical insurance, workers' compensation or retirement plan because of his prior employment with


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Company.  -------------- ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE HE IS
GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT HE MAY HAVE AGAINST Company AND THE OTHER PERSONS NAMED ABOVE, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE.

                  4. CONFIDENTIALITY. -------------- agrees to keep this Agreement and each of its terms, specifically including without limitation the amount of the payment described in this Agreement, and the fact that he has received payment, strictly confidential. -------------- may disclose the terms of this Agreement only to his attorney or accountant, or as required by law. --------------- understands that Company may be required to publicly disclose the terms of this Agreement.

                  5. NON-DISPARAGEMENT. -------------- shall not make any disparaging or derogatory remarks of any nature whatsoever about Company, its officers, directors or employees, or its products, either publicly or privately, unless required by law.

                  6. NON-ADMISSION OF LIABILITY. This Agreement shall not be construed as an admission of liability or wrongdoing by Company. Neither this Agreement nor any of its terms, provisions, or conditions constitute an admission of liability or wrongdoing or may be offered or received in evidence in any action or proceeding as evidence of an admission of liability or wrongdoing.

                  7. EMPLOYMENT AGREEMENT. -------------- acknowledges and reaffirms his obligations under Section 4 of the Employment Agreement executed by him in conjunction with his employment at Company. The terms of such Employment Agreement are hereby incorporated herein and made a part of this Agreement. -------------- agrees to strictly comply with such terms of the Employment Agreement.

                  8. RETURN OF PROPERTY. -------------- agrees to and hereby represents that he has returned to Company all of Company's property and all materials containing confidential information of Company, that were in his possession or under his control.

                  9. MISCELLANEOUS.

                           9.1 ENTIRE AGREEMENT.  This document  constitutes the
entire, final, and complete agreement and understanding of the parties with respect to the subject matter hereof and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto, other than the
Employment Agreement executed between the parties. There have been no representations or commitments by Company to make any payment or perform any act other than those expressly stated herein.


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                           9.2  WAIVER.  No  waiver  of any  provision  of  this
Agreement shall be deemed, or shall constitute a wavier of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the parties making the waiver.

                           9.3  BINDING  EFFECT.  All  rights,   remedies,   and
liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their representative heirs, personal representatives, administrators, successors and assigns.

                           9.4  AMENDMENT.   No  supplement,   modification   or
amendment of this Agreement shall be valid, unless the same is in writing and signed by both parties.

                           9.5 RECOVERY OF ATTORNEY FEES BY PREVAILING PARTY. If
it becomes necessary to enforce this Agreement, or any part hereof, the prevailing party shall be entitled to recover its reasonable attorney fees and costs incurred therein, including all attorney fees and costs on appeal.

                           9.6 GOVERNING  LAW. This  Agreement and the rights of
the parties hereunder shall be governed, construed and enforced in accordance with the laws of the state of Oregon, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the Circuit Court of the State of Oregon for the County of Multnomah. The parties hereby irrevocably submit to the jurisdiction of such court for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any claim that any such suit or action has been brought in an inconvenient forum.

                           9.7   --------------   GIVEN  21  DAYS  TO   CONSIDER
AGREEMENT. -------------- acknowledges that Company advised him in writing to consult with an attorney before signing this Agreement and that he has had at least 21 days to consider whether to execute this Agreement.

                           9.8  REVOCATION.   --------------   may  revoke  this
Agreement by written notice delivered to the President and Chief Executive Officer of the Company within seven days following the date he signed the Agreement. If not revoked under the preceding sentence, this Agreement becomes effective and enforceable after the seven-day period has expired.


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


                           9.9 MISCELLANEOUS.  --------------  acknowledges that
he has freely and voluntarily executed this Agreement, with a complete understanding of its terms and present and future effects.


[NAME OF EMPLOYEE]                      EPITOPE, INC.



                                        By: ------------------------------------
/s/ J. Richard George
Date:  Jan. 13, 1998                    Title: ---------------------------------

                                        Date: ----------------------------------


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